EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-1132, 33-3645, 33-58921, and 333-166837) of Avery Dennison Corporation of our report dated June 26, 2013 relating to the financial statements of the Avery Dennison Corporation Employee Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

June 26, 2013

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